Exhibit 2.2

THIRD AMENDED AND RESTATED BYLAWS

OF

PROMETHEUM, INC.

(a Delaware Corporation)

(Adopted October 1, 2021)

Prometheum, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (the “DGCL”), hereby adopts these Third Amended and Restated Bylaws, which restate, amend and supersede the bylaws of the Corporation in their entirety as described below:

ARTICLE I
CORPORATE OFFICES

Section 1.1           Registered Office. The registered office and registered agent of the Corporation shall be as set forth in the Corporation’s Certificate of Incorporation.

Section 1.2            Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of New York, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1            Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of New York, as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2            Annual Meeting. An annual meeting of the stockholders shall be held at such time as may be determined by the board of directors, at which meeting the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3            List of Stockholders. A complete list of the stockholders as of the record date, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, certified by the corporate officer responsible for its preparation or by a transfer agent shall be produced at any meeting of stockholders upon the request thereat or prior thereto by any stockholder. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 2.4            Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, by the Certificate of Incorporation or by these Bylaws, may be called by the Chairman of the Board or by unanimous resolution of the board of directors of the Corporation. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Section 2.5            Notice. Written notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the board of directors, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at his address as it appears on the stock transfer books and records of the Corporation or its transfer agent, with postage thereon prepaid.

Section 2.6            Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7            Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8            Method of Voting. Each outstanding share of the Corporation’s capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are otherwise provided by the DGCL or the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and bearing a date not more than 6 months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any stockholder shall demand that voting be by written ballot.

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Section 2.9            Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 2.10          Action By Written Consent. Any action required or permitted by the DGCL, the Certificate of Incorporation, or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such signed consent shall be delivered to the Secretary for inclusion in the Minute Book of the Corporation.

Section 2.11          Remote Participation in Meetings. The board of directors may, in its sole discretion and subject to such guidelines and procedures as the board of directors may adopt for any stockholders’ meeting, permit stockholders and proxy holders not present at such meeting to: (i) participate in such meeting of stockholders by means of remote communication; and (ii) be deemed present in person and vote at such meeting of stockholders, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote or other action.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1            Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, a stockholders’ agreement or these Bylaws directed or required to be exercised or done by the stockholders. The board of directors shall appoint from their number a Chairman of the Board who will be an officer of the Corporation (as described in Section 5.1 below) as well as a director. The powers and duties of the Chairman of the Board will be determined by the board of directors from time to time (in addition to those specified elsewhere in these Bylaws).

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Section 3.2            Qualification; Election; Term. None of the directors need be a stockholder of the Corporation. The directors shall be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

Section 3.3            Number. The number of directors constituting the entire board of directors of the Corporation shall be determined from time to time by resolution of the board of directors, provided that the number of directors shall consist of not less than one (1) director. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.4            Removal and Suspension of a Director.

(a) Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the issued and outstanding stock entitled to vote upon the election of directors. For purposes of this Section 3.4(a), “cause” shall mean (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the Corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director, or the director’s controlled affiliates and the Corporation, (vi) knowingly causing the corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony.

(b) Suspension. The board of directors may by majority vote of the board of directors at a properly held meeting of the board of directors suspend the participation of a director, pending action by stockholders to remove the suspended director pursuant to Section 3.4(a).

Section 3.5            Vacancies. Any vacancy occurring in the board of directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office only until the next election of one or more directors by the stockholders.

Section 3.6            Place of Meetings. Meetings of the board of directors, regular or special, may be held at such place within or without the State of New York as may be fixed from time to time by the board of directors.

Section 3.7            Annual Meeting. The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent or unless the directors then elected and serving shall change such time or place.

Section 3.8            Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board of directors.

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Section 3.9            Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board on oral or written notice to each director, given either personally, by telephone, by telegram or by mail, given at least forty-eight hours prior to the time of the meeting. Special meetings shall be called by the Chairman, the Co-Chief Executive Officers, President or the Secretary in like manner and on like notice on the unanimous written request of directors. Except as may be otherwise expressly provided by the DGCL, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice.

Section 3.10          Quorum. At all meetings of the board of directors the presence of a majority of the number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11          Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.12          Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate committees, each committee to consist of two or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the board of directors and shall keep regular minutes of their proceedings and report the same to the board of directors when required.

Section 3.13          Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or any committee of the board of directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the board of directors or such other committee, as the case may be.

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Section 3.14          Compensation of Directors. Directors shall receive such compensation for their services, and reimbursement for their expenses as the board of directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
NOTICE

Section 4.1            Form of Notice. Whenever required by the DGCL, the Certificate of Incorporation or these Bylaws, notice is to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice may be given: (a) in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books and records of the Corporation or its transfer agent; or (b) in any other method permitted by the DGCL. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 4.2            Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS AND AGENTS

Section 5.1            In General. The officers of the Corporation shall be elected by the board of directors and shall consist of the Chairman of the Board (who shall be designated an officer), a Chief Executive Officer (or two Co-Chief Executive Officers), a President, a Treasurer, and a Secretary and may consist of such other officers, including, without limitation, a Chief Operating Officer, a Chief Financial Officer, a Chief Regulatory Officer, a Chief Strategy Officer, a Chief Technology Officer and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

Section 5.2            Election. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect the officers, none of whom need be a member of the board of directors.

Section 5.3            Other Officers and Agents. The board of directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 5.4           Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors or any committee of the board of directors, if so authorized by the board of directors.

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Section 5.5            Term of Office and Removal. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the board of directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

Section 5.6            Employment and Other Contracts. The board of directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The board of directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the board of directors deems appropriate.

Section 5.7             Duties. The duties and powers of the officers of the Corporation shall be as follows:

(a)           Chairman of the Board - The Chairman of the Board, or the Chairman, shall (i) be designated the principal executive officer of the Corporation, (ii) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of directors, (iii) preside at all meetings of stockholders and the board of directors, (iv) have authority to make contracts on behalf of the Corporation and (v) perform such other duties as from time to time may be assigned by the board of directors.

(b)           Chief Executive Officer or Co-Chief Executive Officers - The Chief Executive Officer or Co-Chief Executive Officers shall (i) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the Chairman of the Board and the board of directors, (ii) preside at all meetings of stockholders and the board of directors, during the absence or disability of the Chairman of the Board (iv) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (v) perform such other duties as from time to time may be assigned by the Chairman of the Board and the board of directors.

(c)           President - The President shall (i) preside at all meetings of the stockholders and the board of directors during the absence or disability of the Chairman of the Board and the Chief Executive Officer (or both Co-Chief Executive Officers), (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors during the absence or disability of the Chairman of the Board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (iv) perform such other duties as from time to time may be assigned by the Chairman of the Board or the board of directors.

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(d)           Chief Operating Officer - The Chief Operating Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the operation of the Corporation.

(e)           Chief Financial Officer - The Chief Financial Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the finances of the Corporation.

(f)            Chief Regulatory Officer - The Chief Regulatory Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the regulatory matters of the Corporation.

(g)           Chief Strategy Officer - The Chief Strategy Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for strategic planning for the Corporation.

(h)           Chief Technology Officer - The Chief Technology Officer shall be subject to the direction of the Chairman of the Board or the board of directors and shall have day-to-day managerial responsibility for the technology of the Corporation.

(i)            Vice Presidents - The Vice Presidents in the order designated by the board of directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as may be assigned by the Chairman of the Board, the President or the board of directors.

(j)            Treasurer - The treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the officers and, if requested, the board of directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the Chairman of the Board or the board of directors.

(k)           Assistant Treasurers - Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Chairman of the Board or the board of directors.

(l)            Secretary - The Secretary shall (i) attend the meetings of the stockholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the stockholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the Chairman of the Board or the board of directors.

(m)          Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Chairman of the Board or the board of directors.

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Section 5.8            Intellectual Property.

(a)           Each of the officers of the Corporation shall be responsible for the protection and preservation of the confidentiality of the Corporation’s Intellectual Property (as defined below) and shall take all necessary actions to ensure that all disclosure or access to the Intellectual Property will be limited to employees of the Company and its subsidiaries that have a need for such disclosure or access. No use, disclosure or access to any Intellectual Property shall be provided to any person that is not an employee of the Company, including non-employee directors, without the express prior written approval of a majority of the board of directors. Any, such use, disclosure or access shall be made pursuant to the terms of a written agreement or other legal binding arrangement between the Corporation or a subsidiary and such third party.

(b)           For purposes of this section, “Intellectual Property” means with respect to the Corporation and each of its subsidiaries (i) any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, including, in the case of source code, any related images, videos, icons, audio or other multimedia data or files, data files, and header, development or compilations tools, scripts, and files, (ii) worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any governmental authority, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing; (iii) worldwide (1) registered trademarks and service marks and registrations and applications for such registrations, and (2) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith; (iv) worldwide (1) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (2) copyrightable works and other rights of authorship in published or unpublished works; (v) worldwide (1) internet domain names; (2) website content; and (3) publicity rights; (vi) worldwide confidential or proprietary information or trade secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, plans, schematics, drawings, formulas, patterns, compilations, databases, database schemas, specifications, technical data, inventions, concepts, ideas, devices, methods, and processes; (vi) all commercially valuable confidential or non-public information of the Corporation and includes any rights to exclude others from using or appropriating any Intellectual Property Rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

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ARTICLE VI
CERTIFICATES OF SHARES

Section 6.1            Form of Certificates. The Corporation may, but is not required to, deliver to each stockholder a certificate or certificates, in such form as may be determined by the board of directors, representing shares to which the stockholder is entitled. Such certificates shall be consecutively numbered and shall be registered on the books and records the Corporation or its transfer agent as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value.

Section 6.2            Shares without Certificates. The board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by the DGCL, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 6.1.

Section 6.3            Lost Certificates. The board of directors may direct that a new certificate be issued, or that uncertificated shares be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate or uncertificated shares.

Section 6.4            Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation or its transfer agent by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 6.5            Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII
DIRECTOR INDEMNIFICATION

To the maximum extent permitted by the DGCL, subject to the limitations contained in this Article 7, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was a director against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such director in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director for liability or expenses incurred in a proceeding initiated by or on behalf of such director or to which such director voluntarily becomes a party, other than a suit to enforce indemnification rights. A director’s rights to advancement of expenses are conditioned upon the director’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the director, of the good faith belief that he is not liable for (i) a breach of his duty of loyalty to the Corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions under the DGCL and (b) a written opinion of counsel for the director in the proceeding to the effect that, based on the facts known to such counsel, it is reasonably possible that the director will not be found liable contrary to his affirmation and (c) a written undertaking (in the form of an unlimited general obligation of the director, which need not be secured) personally signed by or on behalf of the director to repay any advances, if a judgment or other final adjudication adverse to the director establishes his liability contrary to his affirmation. A director’s rights to indemnification and advancement of expenses as provided in this Article 7 are intended to be greater than those which are otherwise provided for in the DGCL notwithstanding a failure to meet the standard of conduct required for permissive indemnification under the DGCL, are contractual in nature between the Corporation and the director, and are mandatory. No indemnification under this Article 7 may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the director establishes his liability for (i) a breach of the duty of loyalty to the Corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions under the DGCL or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations. A settlement without the Corporation’s prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Article 7. A director’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which a director may be entitled under an insurance policy, the DGCL, the Certificate of Incorporation, a resolution of stockholders or directors or an agreement providing for indemnification.

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ARTICLE VIII
OFFICER INDEMNIFICATION

This Corporation may, to the extent permitted by the DGCL and approved by specific action of the board of directors, indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent as to a director, and may also indemnify and advance expenses to an officer, employee or agent to the extent, consistent with public policy, determined by specific action of the board of directors.

ARTICLE IX
EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event or because one or more directors cannot be readily contacted, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the DGCL not inconsistent with this bylaw. If less than two regularly elected directors are present, the director present may appoint one or more persons (not to exceed the number most recently fixed by the board of directors) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to two additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.

ARTICLE X
GENERAL PROVISIONS

Section 10.1        Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the DGCL and the Certificate of Incorporation. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring such dividend shall be the record date.

Section 10.2        Reserves. There may be created by resolution of the board of directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation.

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Section 10.3         Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.4          Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 10.5          Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 10.6          Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 10.7          Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 10.8          Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 10.9          Insurance. The Corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in Section 5.7 against any and all liability incurred by such person in any such position or arising out of his status as such.

Section 10.10        Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.11       Amendment of Bylaws. The Bylaws of the Corporation may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting. The stockholders also will have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders will require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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Section 10.12        Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 10.13        Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation.

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